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                                                                    EXHIBIT 23.2


CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS


Sound Source Interactive, Inc.
Calabasas, California

We hereby consent to the incorporation by reference in the registration statement of Sound Source Interactive, Inc. on Form S-8 (File Nos. 333-63567, 333-11481 and 333-11483) of our report dated September 20, 2000, relating to the consolidated financial statements of Sound Source Interactive, Inc. as of June 30, 2000 and for the year then ended, which report is included in this Annual Report on Form 10-KSB.

/s/ BDO Seidman, LLP

Los Angeles, California
October 13, 2000